Exhibit 1.1.1
Pricing Agreement
Banc of America Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
As Representatives of the several Underwriters named in Schedule I hereto.
March 19, 2008
Dear Sirs:
          The Kroger Co., an Ohio corporation (the “Company”), and the Guarantors on Schedule A and on the signature pages hereto propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 19, 2008 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities (the “Designated Securities”) and related Guarantees specified in Schedule II hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities and related Guarantees. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities and related Guarantees pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.
          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities and related Guarantees, in the form heretofore delivered to you is now proposed to be filed with the Commission.
          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
          The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale information and the Prospectus. Schedule III hereto sets forth the Time of Sale Information made available at the Time of Sale.
          If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and each of the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very Truly Yours, THE KROGER CO. Each of the Guarantors Listed on Schedule A hereto, as Guarantor of the Designated Securities
By:	/s/ Paul W. Heldman
	Name:	Paul W. Heldman
	Title:	President/Vice President

QUEEN CITY ASSURANCE, INC.
as Guarantor of the Designated Securities
RJD ASSURANCE, INC.
as Guarantor of the Designated Securities
VINE COURT ASSURANCE INCORPORATED
as Guarantor of the Designated Securities

By:	/s/ Bruce M. Gack
	Name:	Bruce M. Gack
	Title:	Senior Vice President/Vice President

ROCKET NEWCO, INC. as Guarantor of the Designated Securities HENPIL, INC. as Guarantor of the Designated Securities
By:	/s/ Kim Storch
	Name:	Kim Storch
	Title:	Vice President

[Pricing Agreement]

Banc of America Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
By:   Banc of America Securities LLC

By:	/s/ Peter J. Carbone
Name: Peter J. Carbone
Title: Vice President

By:	Barclays Capital Inc.

By:	/s/ Pamela Kendall
Name: Pamela Kendall
Title: Director

By:	Citigroup Global Markets Inc.

By:	/s/ Chandru Harjani
Name: Chandru Harjani Title: Vice President
                 On behalf of each of the Underwriters

SCHEDULE A

Name of Guarantor	State of Organization
Alpha Beta Company	California
Bay Area Warehouse Stores, Inc.	California
Bell Markets, Inc.	California
Cala Co.	Delaware
Cala Foods, Inc.	California
CB&S Advertising Agency, Inc.	Oregon
Crawford Stores, Inc.	California
Dillon Companies, Inc.	Kansas
Dillon Real Estate Co., Inc.	Kansas
Distribution Trucking Company	Oregon
F4L L.P.	Ohio
FM, Inc.	Utah
FMJ, Inc.	Delaware
Food 4 Less GM, Inc.	California
Food 4 Less Holdings, Inc.	Delaware
Food 4 Less Merchandising, Inc.	California
Food 4 Less of California, Inc.	California
Food 4 Less of Southern California, Inc.	Delaware
Fred Meyer, Inc.	Delaware
Fred Meyer Jewelers, Inc.	California
Fred Meyer Stores, Inc.	Ohio
Hughes Markets, Inc.	California
Hughes Realty, Inc.	California
Inter-American Foods, Inc.	Ohio
Junior Food Stores of West Florida, Inc.	Florida
J.V. Distributing, Inc.	Michigan
KRGP Inc.	Ohio
KRLP Inc.	Ohio
The Kroger Co. of Michigan	Michigan
Kroger Dedicated Logistics Co.	Ohio
Kroger Group Cooperative, Inc.	Ohio
Kroger Limited Partnership I	Ohio
Kroger Limited Partnership II	Ohio
Kroger Texas L.P.	Ohio
Kwik Shop, Inc.	Kansas
Mini Mart, Inc.	Wyoming
Peyton’s-Southeastern, Inc.	Tennessee

Name of Guarantor	State of Organization
Quik Stop Markets, Inc.	California
Ralphs Grocery Company	Ohio
Second Story, Inc.	Washington
Smith’s Beverage of Wyoming, Inc.	Wyoming
Smith’s Food & Drug Centers, Inc.	Ohio
THGP Co., Inc.	Pennsylvania
THLP Co., Inc.	Pennsylvania
Topvalco, Inc.	Ohio
Turkey Hill L.P.	Pennsylvania

SCHEDULE I

	Principal Amount of	Principal Amount of
	5.00% Senior Notes Due	6.90% Senior Notes Due
Underwriter	2013 To Be Purchased	2038 To Be Purchased
Banc of America Securities LLC	$133,334,000	$125,000,000
Barclays Capital Inc.	133,333,000	125,000,000
Citigroup Global Markets Inc.	133,333,000	125,000,000

Total	$400,000,000	$375,000,000

SCHEDULE II
Title of Designated Securities:
5.00% Senior Notes due 2013

6.90% Senior Notes due 2038
Aggregate Principal Amount:
$400,000,000 of 5.00% Senior Notes due 2013

$375,000,000 of 6.90% Senior Notes due 2038
Price to Public:
99.803% of the principal amount of the 5.00% Senior Notes due 2013, plus accrued interest from March 27, 2008

99.442% of the principal amount of the 6.90% Senior Notes due 2038, plus accrued interest from March 27, 2008
Purchase Price by Underwriters:
99.203% of the principal amount of the 5.00% Senior Notes due 2013, plus accrued interest from March 27, 2008

98.567% of the principal amount of the 6.90% Senior Notes due 2038, plus accrued interest from March 27, 2008
Specified Funds for Payment of Purchase Price:
Immediately available funds
Indenture:
Indenture dated as of June 25, 1999, between the Company, the Guarantors and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001, the Twelfth Supplemental Indenture, dated August 16, 2001, the Thirteenth Supplemental Indenture, dated April 3, 2002, the Fourteenth Supplemental Indenture dated June 17, 2002, the Fifteenth Supplemental Indenture dated January 28, 2003, the Sixteenth Supplemental Indenture dated December 20, 2004, the Seventeenth Supplemental Indenture dated August 15, 2007, the Eighteenth Supplemental Indenture dated January 16, 2008, the Nineteenth Supplemental Indenture dated March 27, 2008 and the Twentieth Supplemental Indenture dated March 27, 2008
Maturity:
The 5.00% Senior Notes due 2013 will mature on April 15, 2013

The 6.90% Senior Notes due 2038 will mature on April 15, 2038
Interest Rates:
The 5.00% Senior Notes due 2013 will bear interest from March 27, 2008 at 5.00%

The 6.90% Senior Notes due 2038 will bear interest from March 27, 2008 at 6.90%
Interest Payment Dates:
Interest on the 5.00% Senior Notes due 2013 is payable semiannually on April 15 and October 15 of each year commencing on October 15, 2008

Interest on the 6.90% Senior Notes due 2038 is payable semiannually on April 15 and October 15 of each year commencing on October 15, 2008
Redemption Provisions:
As described in the preliminary prospectus supplement dated March 19, 2008
Change of Control Put:
As described in the preliminary prospectus supplement dated March 19, 2008
Sinking Fund Provision:
No sinking fund provisions
Defeasance Provisions:
As described in the preliminary prospectus supplement dated March 19, 2008
Guarantees:
Guaranteed by the Guarantors set forth on the signature pages and Schedule A to the Pricing Agreement
Time of Delivery:
March 27, 2008
Closing Location:
Offices of Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza, New York, New York 10004
Name and Address of Representatives:
Banc of America Securities LLC 214 North Tryon Street Charlotte, NC 28255

Barclays Capital Inc.
200 Park Ave.
New York, NY 10166
Citigroup Global Markets Inc.
399 Park Ave.
New York, NY 10043

Schedule III
Time of Sale Information
1.	Preliminary Prospectus Supplement, dated March 19, 2008, including the base prospectus included therein, dated December 20, 2007

2.	Term sheet, dated March 19, 2008, included on Schedule IV

Schedule IV
The Kroger Co.
Pricing Term Sheet
5.00% Notes due April 15, 2013

Issuer:	The Kroger Co.
Principal Amount:	$400,000,000
Security Type:	Senior Note
Maturity:	April 15, 2013
Coupon:	5.00%
Price to Public:	99.803%
Yield to Maturity:	5.44%
Spread to Benchmark Treasury:	2.68%
Benchmark Treasury:	2.750% due February 28, 2013
Benchmark Treasury Spot and Yield:	101-25 1/4, 2.364%
Interest Payment Dates:	April 15 and October 15, commencing October 15, 2008
Make-Whole Call:	Treasury Rate plus 40 basis points
Trade Date:	March 19, 2008
Settlement Date:	March 27, 2008 (T+5)
Denominations:	$2,000 x $1,000
Ratings:	Baa2 (stable outlook, Moody’s) / BBB- (positive outlook, S&P) / BBB (stable outlook, Fitch)
Joint Bookrunners:	Banc of America Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
6.90% Notes due April 15, 2038

Issuer:	The Kroger Co.
Principal Amount:	$375,000,000
Security Type:	Senior Note
Maturity:	April 15, 2038
Coupon:	6.90%
Price to Public:	99.442%
Yield to Maturity:	6.944%
Spread to Benchmark Treasury:	2.70%
Benchmark Treasury:	5.00% due May 15, 2037
Benchmark Treasury Spot and Yield:	112-18+, 4.244%
Interest Payment Dates:	April 15 and October 15, commencing October 15, 2008
Make-Whole Call:	Treasury Rate plus 40 basis points
Trade Date:	March 19, 2008
Settlement Date:	March 27, 2008 (T+5)
Denominations:	$2,000 x $1,000
Ratings:	Baa2 (stable outlook, Moody’s) / BBB- (positive outlook, S&P) / BBB (stable outlook, Fitch)
Joint Bookrunners:	Banc of America Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll free at 1-800-294-1322, Barclays Capital Inc. toll free at 1-888-227-2275, extension 2663, or Citigroup Global Markets Inc. toll free at 1-877-858-5407.
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